UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ADC Therapeutics SA
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online

Go to www.envisionreports.com/ADCT or scan the QR code — login details are located in the shaded bar below.

Electronic voting instructions must be received by Computershare no later than November 6, at 11:59 p.m. EST / November 7 at 5:59 a.m. CET

Proxy cards by mail must be received by Computershare no later than November 4, at 11:59 p.m. EST / November 5 at 5:59 a.m. CET

ADC Therapeutics SA Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the ADC Therapeutics SA Extraordinary Shareholder Meeting to be Held on Monday, November 11, 2024 at 10:00 a.m. EST / 4:00 p.m. CET

at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland

You are receiving this notice that the proxy materials for the extraordinary shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the extraordinary meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You are encouraged to access and view the complete proxy materials before voting. This proxy materials are available for viewing, printing and downloading at

https://ir.adctherapeutics.com/sec-filings/annual-reports-and-proxies/default.aspx

Additionally, you can find a copy of the proxy statement on the website of the U.S. Securities and Exchange Commission (the “SEC”) at sec.gov. You may also obtain a printed copy of the proxy materials, at no cost, upon written or oral request to us at the following address: Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor, Murray Hill, NJ 07974; (908) 731-5556.

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/ADCT.

Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 28, 2024, to facilitate timely delivery.

ADC Therapeutics SA Shareholder Meeting Notice

ADC Therapeutics SA’s Extraordinary General Meeting of Shareholders will be held on Monday, November 11, 2024, at the headquarter of ADC Therapeutics SA, Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland, at 10:00 a.m. EST / 4:00 p.m. CET

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR Proposals 1 and 2:

Agenda and Proposals of the Board of Directors

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

1.          Approving amendments to Article 4a of the articles of association to increase the Company’s capital range

The Board of Directors proposes that the amendments to Article 4a of the articles of association to increase the Company’s capital range be approved. The Board of Directors recommends that you vote “FOR” this proposal.

2.          Approving amendments to Article 4c of the articles of association to increase the Company’s conditional share capital for financing, acquisitions and other purposes

The Board of Directors proposes that the amendments to Article 4c of the articles of association to increase the Company’s conditional share capital for financing, acquisitions and other purposes be approved.

The Board of Directors recommends that you vote “FOR” this proposal.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/ADCT. Click Cast Your Vote or Request Materials.

—	Phone – Call us free of charge at 1-866-641-4276.

—	Email – Send an email to investorvote@computershare.com with “Proxy Materials ADC Therapeutics SA” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by October 28, 2024.